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                                                                       EXHIBIT 4

REGISTERED                                                      PRINCIPAL AMOUNT
No.:  R1                                                            $200,000,000

CUSIP No.: 910197AH5

                       UNITED DOMINION REALTY TRUST, INC.

                               6.50% NOTE DUE 2009

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

         UNITED DOMINION REALTY TRUST, INC., a Virginia corporation (hereinafter called the "Company," which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns, upon presentation, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on June 15, 2009 (the "Stated Maturity Date") or any Redemption Date (as defined below), or any earlier date of acceleration of maturity (each such date being referred to as the "Maturity Date" with respect to the principal repayable on such date), and to pay interest on the outstanding principal amount thereon from June 19, 2002, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year, commencing December 15, 2002, at the rate of 6.50% per annum, until the entire principal amount hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided

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for shall forthwith cease to be payable to the Holder on such Regular Record
Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

         Payment of the principal, Make-Whole Amount (as defined below), if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of Richmond, State of Virginia, or elsewhere as provided in the Indenture. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in Richmond, Virginia as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Company in respect of this Note or the Indenture may be served.

         Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

         An "Interest Period" is each period from and including the immediately preceding Interest Payment Date (or from and including June 19, 2002 in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or Maturity Date falls on a day that is not a Business Day, principal, Make-Whole Amount, if any, and interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day.

         Payments of principal, Make-Whole Amount, if any, and interest in respect of this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Notes pursuant to Section 305 of the Indenture (the "Note Register") or (ii) wire transfer (such a wire transfer is required to be made to a Holder of an aggregate principal amount of Notes in excess of U.S. $10,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date and acknowledged that a wire transfer fee shall be payable) of immediately available funds.

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1995 (herein called the "Indenture"), between the Company and Wachovia Bank, National Association (formerly First Union National Bank) (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be,

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authenticated and delivered. This Note is one of the series designated as the
"6.50% Notes Due 2009," initially limited in aggregate principal amount to $200,000,000.

         The Notes shall not be subject to redemption at the option of the Holders or any mandatory sinking fund requirements.

         The Notes are redeemable at the option of the Company at any time in whole or from time to time in part, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Notes. The redemption price equals the sum of (x) 100% of the aggregate principal amounts of the Notes being redeemed plus accrued but unpaid interest on such Notes to the redemption date, and (y) the Make-Whole Amount (if any). "Make-Whole Amount" means the excess, if any, of (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the date of redemption, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate, determined on the third New York Business Day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (b) the aggregate principal amount of the Notes being redeemed. "Reinvestment Rate" means 0.30% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the payment date of the principal amount of the Notes being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by us. "Statistical Release" means that the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

         The Company shall not pay Additional Amounts as contemplated by Section 1011 of the Indenture on the Notes.

         In addition to the covenants set forth in the Indenture, the Company is required to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Company's Unsecured Debt. For purposes of this requirement, the following capitalized terms shall be defined as follows:

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         "Total Unencumbered Assets" means the sum of (i) those Undepreciated
Real Estate Assets not subject to an encumbrance and (ii) all other assets of United Dominion and its Subsidiaries not subject to encumbrance determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

         "Subsidiaries" means a corporation, a limited liability company or a partnership a majority of the outstanding voting stock, limited liability company or partnership interests, as the case may be, of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For purposes of this definition, "voting stock" means stock having voting power for the election of directors, managing members or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Undepreciated Real Estate Assets" as of any date means the original cost plus capital improvements of real estate assets of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles.

         "Unsecured Debt" means debt of the Company or any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of their properties.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in

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principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Notes duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such or, against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder thereof and as part of the consideration for the issue of the Notes.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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         THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF VIRGINIA.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal this 19/th/ day of June, 2002.

                                            UNITED DOMINION REALTY TRUST, INC.


                                            By:  /s/ Christopher D. Genry
                                               ---------------------------------
                                            Name:  Christopher D. Genry
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

[SEAL]

Attest:

By:      /s/ Scott Shanaberger
   -----------------------------------------
Name:  Scott Shanaberger

Title:  Senior Vice President and Assistant Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION,

         This is one of the Notes of the series designated "6.50% Notes Due 2009" pursuant to the within-mentioned Indenture.

WACHOVIA BANK, National Association
         as Trustee

By:      /s/ S.A. McMahon
   ---------------------------------
         Authorized Signatory

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                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Please Print or Typewrite Name and Address including
                              zip Code of Assignee)


________________________________________________________________________________
the within Note of United Dominion Realty Trust, Inc., and irrevocably constitutes and appoints

________________________________________________________________________________
Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises.

Dated:_____________________             ________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

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